Exhibit 10.1

CONFIDENTIAL LICENSE AGREEMENT

This Confidential License Agreement (hereinafter referred to as "Agreement") is effective as of the 5th day of June, 2019 (hereinafter “the Effective Date”), by and between Don Polly, LLC, a Nevada limited liability company, (hereinafter referred to as "Licensee"), and Charlies Chalk Dust, LLC a California limited liability company, (hereinafter referred to as "Licensor"). Licensor and Licensee shall collectively be the “Parties”.

WHEREAS, Licensor owns intellectual property rights, including but not limited to, trademarks and copyrights in various original artwork and is in the business of building consumer product brands, creating, marketing, promoting, licensing and selling consumer packaged goods including, but limited to, e-liquids, t-shirts, hats, hoodies and other apparel; and

WHEREAS, Licensee is distributor and purveyor of consumer goods infused with cannabinoids including cannabidiol (CBD) who wishes to license and depict some of Licensor’s trademarks and copyrights and various original artwork on and Licensee’s branded products for distribution and sale in any territory that permits.

NOW, THEREFORE, in consideration of the mutual promises agreed to herein, the Parties hereto agree as follows:

1. DEFINITIONS.

a. Licensed Artwork. "Licensed Artwork" shall refer to the artwork specified in Appendix A.

b. Licensed Product. "Licensed Product" shall refer to products incorporating the Licensed Artwork which shall be limited to the products specified in Appendix B.

c. Territory. “Territory” with respect to the products shall refer to the states, countries or other geographic regions listed in Appendix C.

d. Net Sales. "Net Sales" means the total of gross dollar amounts invoiced or charged to others by Licensee, for all Licensed Products sold, distributed, or transferred, reduced by the amount of any sales and excise tax, including VAT taxes and duties, if any.

e. Net Profits. “Net Profits shall have the meaning as stated in Appendix D.

2. GRANT OF LICENSE.

a. Licensor hereby grants to Licensee, and Licensee accepts, upon the terms and conditions set forth herein, the limited right and license to use the Licensed Artwork solely on or in connection with the design, manufacture, advertisement, promotion, distribution and sale of Licensed Products within the Territory. Licensee, as part of the consideration exchanged between the Parties in furtherance of the License, agrees that it shall not licensee any intellectual property from any other source other than Licensor, in connection with Licensee’s design, manufacture, advertisement, promotion, distribution and sale of cannabinoid infused products, within the Territory. Conversely, Licensee is not seeking nor is being granted an exclusive license from Licensor, and accordingly, Licensor shall be permitted to license its intellectual property to third parties freely and as Licensor sees fit in its sole discretion.

b. The Parties acknowledge and agree that this Agreement is a limited intellectual property rights license agreement and it does not constitute, and shall not be construed as, a franchise agreement.

3. REPRESENTATIONS AND WARRANTIES

a.  Licensor Representation and Warranty. Licensor represents and warrants that it has the right, power and authority to enter into this Agreement and to grant the rights herein granted; that to Licensor’s knowledge, Licensee's use of the Licensed Artwork will not violate or infringe upon the right of any third party.

b.  Licensee Representation and Warranty. Licensee represents and warrants that it has the right, power and authority to enter into this Agreement and to fully perform all of its obligations hereunder.

4. TERM AND OPTION

a.  Term. This license shall commence on the Effective Date and shall exist in perpetuity, unless earlier terminated in accordance with the terms and conditions set forth herein.

5. TERMS OF PAYMENT

a. Licensee shall pay to Licensor royalties (“Royalty Payments”) at the rate and times described in Appendix D.

b. Within thirty (30) days after the close of each month, Licensee shall furnish to Licensor a royalty statement and payment of royalties due for said month. The royalty statement shall completely and accurately specify number, item description, and Net Sales of the Licensed Products during the month to which the statement refers. These monthly royalty statements shall also include the sales and excise tax, including VAT taxes and duties and any and all other factors used in calculating Licensor’s monthly Royalty Payments.

6. ADDITIONAL CONSIDERATIONS

a. Development: Licensor will fully cooperate in providing the Licensed Artwork to Licensee in a timely manner as needed by Licensee. Licensee will not be liable to Licensor for cost incurred by Licensor related to providing the Licensed Artwork to Licensee.

b. Marketing: Licensee will use its best efforts to market, promote and advertise Licensed Products. Licensor may assist Licensee in marketing the Licensed Products through Licensor’s website and or social media pages or via the terms of a subsequent services agreement but the duty to promote, market and advertise the Licensed Products shall be primarily Licensee’s.

c. Premium Partner: In addition to Royalty Payments paid to Licensor on Licensee’s sales of the Licensed Products to third parties, Licensor will also receive Royalty Payments on all Licensed Products that Licensor purchases from Licensee to the extent Licensor ever wishes to sell products sold by Licensee. Licensee shall give Licensor most favored nations pricing on all

d. Exclusivity: Licensor will not develop, license, buy or sell any other  similar product with or from any other party while under this Agreement with Licensee, without the prior written consent of Licensee. This restriction upon Licensor shall  include but is not limited to all products of any kind, containing cannabinoid compounds found in the plant genus Cannabis or containing any cannabinoid compound(s) which are synthetically manufactured or otherwise created."

7. ANNUAL MEETINGS

At least once a year, throughout the Term, representatives of Licensee shall meet with representatives of Licensor to review sales, marketing, distribution, and products. Each party shall cover their own costs to attend these meetings.

8. BOOKS AND RECORDS

a. Licensee shall keep complete books of account and records in accordance with generally accepted accounting principles of all activities under this Agreement.

b. Such books of account and records shall be retained by Licensee and kept available for at least five (5) years after the termination of this Agreement for possible inspection, copying, extracting and/or audit by Licensor.

c. Licensor shall have the right to conduct audit with respect to the books, records, factory invoices and all other documents and material in the possession or under the control of Licensee relating to this Agreement, the cost of which shall be borne by the Licensor.

9. OWNERSHIP OF THE MARKS AND COPYRIGHTS

Other than as specifically provided for in this Agreement, Licensee shall have no right, title or interest in the Licensed Artworks. Licensee acknowledges that the rights to display and exploit the Licensed Artworks as contemplated in this Agreement are owned solely and exclusively by Licensor with the exception of the limited rights being granted to Licensee via this Agreement.

10. LEGAL ACTIONS, INFRINGEMENT OF TRADEMARK

a. Licensee is responsible to protect and defend the Licensed Artwork. Licensee shall promptly notify Licensor of any infringements, claims or actions by others including but not limited to the dilution, tarnishment or derogation of the Licensed Artworks. In the event Licensee becomes aware of any action which is adverse to the Licensed Artwork, Licensee shall promptly take action, and incur the costs of any action necessary to preserve the integrity of the Licensed Artwork. Licensor, shall have the exclusive right to select counsel necessary in the event such action is needed to protect the Licensed Artwork.

b. In the event Licensor initiates any legal proceedings on account of any infringements, claims or actions by others in derogation of the Licensed Artworks, Licensee agrees to cooperate with and assist Licensor to the extent reasonably necessary to protect the Licensed Artworks. Any damages or other recoveries received from such proceedings shall be shared between the parties proportionate to their contribution to such attorney's fees and legal expenses.

11. RIGHT OF FIRST REFUSAL

             Licensee hereby grants Licensor an exclusive right of first refusal to purchase all of Licensee’s company, including all of Licensee’s assets and liabilities for a total purchase price of one hundred eleven thousand, six hundred and eighteen dollars ($111,618.00). This right of first refusal shall expire on December 31, 2025. In the event that Licensor does not make a bona fide offer to purchase Licensee’s company within 60 days after Licensee first notifies Licensor of its desire to sell all or merely a portion of License’s company this right of first refusal shall expire. In the event that a bona fide offer is made by Licensee to sell all or a portion of its company, this right of first refusal shall terminate in the event that the Licensee and Licensor are not able to finalize deal terms and enter into a fully executed engagement between the Parties within 6 months of Licensee’s first notice to Licensor of its desire to sell.

12. TERMINATION. Notwithstanding any other language in this Agreement, the Parties specifically intend that this Agreement shall be unilaterally terminable by Licensor in Licensor’s sole discretion, and terminable by Licensor at any time Licensor wishes.

13. CONFIDENTIALITY

Licensee and Licensor shall keep all of the terms of this Agreement, including royalties, advances, all information regarding receipts and grosses, and all information relating to the Licensed Products and business affairs of either party, secret and confidential and will not deliberately disclose such information without the prior written approval of the other. The obligation of confidentiality shall survive any termination or expiration of this Agreement.

14. NOTICES. All notices required by this Agreement shall be in writing and shall be transmitted by email.

To Don Polly:

Attn: Ryan Stump
email:Ryan.Stump5@gmail.com

To Charlie’s Chalk Dust:

Attn: Brandon Stump
email: Brandon@CharliesChalkDust.com

with copies for notice to both Don Polly and Charlie’s Chalk Dust to go to:

Phillip.Daman@DamanLLP.com; Andre.StLaurent@DamanLLP.com

15. GOVERNING LAW

This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, and of the USA.

16. DISPUTE RESOLUTION

The Parties to this Agreement hereby confirm and agree unconditionally to submit to the jurisdiction of the Superior Court for the State of California. Any dispute arising from or related to this agreement shall be resolved pursuant to the laws of the State of California and laws of the United States and resolved in the courts located in Orange County, California. The Parties agree that, that they may, but are not obligated to, resolve any dispute via binding arbitration before an arbiter they mutually select in Orange County, County, California.

17. FORCE MAJEURE

Neither Party shall be in default of this Agreement by reasons of its delay in the performance of, or failure to perform, any of its undertakings if such delay or failure is caused by force majeure. Force majeure includes, but is not limited to, strikes, riots, fire, explosions, acts of God or public enemy, rebellions, civil strife, interference by military authorities, compliance with governmental statutes, rules, regulations, decrees, including consent decrees, of courts of the Territory, and any other similar event beyond a party's reasonable ability to control. The Party unable to perform shall promptly notify the other Party and shall use its best efforts to recommence performance as soon as possible. The Party against whom force majeure is invoked shall have the right to suspend performance of its obligations under this agreement until resumption of full performance by the other Party. However, if due to force majeure, Licensee is unable to carry on its business or make payments due under Section 6 for a period of ninety (90) days or more, Licensor may at its option terminate this Agreement.

18. NO AGENCY OR PARTNERSHIP

No agency or partnership or joint venture of any sort is created by this Agreement. Neither Party shall make any representation to the contrary. Both Parties shall have the obligation to correct any misunderstanding by any third party with respect to this Section, if such misunderstanding is known to the party.

19. HEADINGS

Headings of clauses have been included for purposes of convenience only, and shall not affect the interpretation of this Agreement.

20. ATTORNEYS FEES

If any legal action or other proceeding in connection with any of the provisions of this Agreement occurs, the successful or prevailing party will be entitled to recover reasonable attorney’s fees and other costs incurred in that action or proceeding, in addition to any other relief to which the Party may be entitled.

21. NO PARTY DEEMED DRAFTER

This Agreement is to be deemed to have been drafted jointly by the Parties and any uncertainty or ambiguity shall not be construed for or against either party based on attribution of drafting by either party.

22. ASSIGNMENT/SUB-LICENSE

This Agreement is not assignable by Licensee without the express, prior written consent of Licensor, which shall not be unreasonably withheld. This restriction against Licensee’s right of assignment, includes any attempt by Licensee to assign its rights per this Agreement in the event of any merger, or sale of substantially all the business of Licensee, or in the case where the assignment is made to an affiliated company or to a wholly-owned subsidiary, in which case Licensor’s consent is still, explicitly required. No assignment pursuant to this Section shall create any additional advance or guaranteed royalty or other obligation of any kind as between the parties hereto. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

23. NO WAIVER

A failure of either party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

24. SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Such provision shall be ineffective in the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Any unenforceable provision will be replaced by a mutually acceptable provision, which comes closest to the intention of the parties at the time the original provision was agreed upon.

25. ENTIRE AGREEMENT

This Agreement constitutes the entire, final, and complete agreement between the Parties and supersedes all previous agreements or representations, written or oral, with respect to the Licensed Artwork and the licensing of the Licensed Artwork under this Agreement. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each Party. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect. Any waiver (express or implied) by either Party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

The Parties hereto have each caused this Agreement to be signed and delivered by its duly authorized representative as of the date first written above.

LICENSEE	LICENSOR

/s/ Ryan Stump	/s/ Brandon Stump
Ryan Stump	Brandon Stump
Don Polly, LLC	Charlie’s Chalk Dust, LLC
Date: 06/05/2019	Date: 06/05/2019

APPENDIX A
to
LICENSE AGREEMENT

LICENSED ARTWORK

All Pachamama™ original logo designs, artwork and graphic designs

  APPENDIX B
to
LICENSE AGREEMENT

LICENSED PRODUCTS

THE ENTIRE PACHAMAMMA CATALOGUE OF PRODUCTS

APPENDIX C
to
LICENSE AGREEMENT

TERRITORY

WORLDWIDE

APPENDIX D
to
LICENSE AGREEMENT

ROYALTIES

Don Polly, LLC, shall pay to Charlie’s Chalk Dust, LLC, as a royalty, seventy five percent (75%) of “Net Profits” of Don Polly, LLC. “Net Profits” is defined as “all Net Sales less all costs and expenses to operate Don Polly LLC’s business.” All payment to Charlie’s Chalk Dust, LLC shall be payable within 45 days at the close of each of Don Polly LLC’s fiscal quarters.